UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2005

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On Friday, May 13, 2005, William H. Waltrip, a director, exercised options to purchase 47,461 shares of Class B Stock of the Company.  The options were granted to Mr. Waltrip on January 18, 1996 in connection with his service as interim Chairman and Chief Executive Officer of the Company. Under the terms of the agreement between the Company and Mr. Waltrip, dated as of January 15, 1997, Mr. Waltrip is entitled to receive from the Company $2.43 per share upon the exercise of each of the options granted to Mr. Waltrip in connection with his service as interim Chairman and Chief Executive Officer.  There are 50,000 remaining unexercised options held by Mr. Waltrip which are subject to this agreement.  These options expire on January 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles

Senior Vice President and General Counsel

Date:  May 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

10

Agreement with William H. Waltrip (filed as Exhibit 10-u to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 1997, File No. 1-4105, and incorporated herein by reference).